As filed with the Securities and Exchange Commission on July 14, 1998.
                                                 Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        LANDAMERICA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Virginia                                    54-1589611
     (State or Other Jurisdiction                       (I.R.S. Employer
   of Incorporation or Organization)                 Identification Number)

        6630 West Broad Street,                              23230
           Richmond, Virginia                              (Zip Code)
(Address of Principal Executive Offices)

                                   -----------

           LandAmerica Financial Group, Inc. 1991 Stock Incentive Plan
                            (Full Title of the Plan)


                         Russell W. Jordan, III, Esquire
                        LandAmerica Financial Group, Inc.
                             6630 West Broad Street
                            Richmond, Virginia 23230
                                 (804) 281-6700
                          (Name, Address and Telephone
                          Number of Agent for Service)
                                   -----------

                         CALCULATION OF REGISTRATION FEE

================================== =============== ========================= ===================== ===================
                                                                                   Proposed
       Title of Securities          Amount to be       Proposed Maximum        Maximum Aggregate        Amount of
        to be Registered            Registered(1)  Offering Price Per Share(2) Offering Price(2)   Registration Fee (2)

================================== =============== ========================= ===================== ===================

Common Stock, without par value         1,086,279          $57.3125                $62,257,365.19       $18,365.92
Rights to Purchase Series A
  Junior Participating Preferred Stock  1,086,279            (3)                        (3)                 (3)


================================== =============== ========================= ===================== ===================

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant; and
     pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus delivered to participants under the LandAmerica Financial Group, Inc. 1991 Stock Incentive Plan also relates to 410,000 shares initially registered under Form S-8 Registration No. 33-43811, which amount was increased to 615,000 shares following a three-for-two stock split in April 1993.
(2) Pursuant to Rule 457(h), the proposed maximum offering price and registration fee are based upon the average of the high ($57.50) and low ($57.125) sales prices reported on the New York Stock Exchange on July 13, 1998.
(3) The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           The following reports and other documents previously filed by the Registrant with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

           (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K"), File No. 1-13990;

           (2) The portions of the Registrant's definitive Proxy Statement for the 1998 Annual Meeting of Shareholders that have been incorporated by reference into the Form 10-K, File No. 1-13990;

           (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, File No. 1-13990;

           (4) The Registrant's Current Reports on Forms 8-K, File No. 1-13990, filed on February 6, 1998 and on March 16, 1998, as amended by the Registrant's Current Report on Form 8-K/A (Amendment No. 1), File No. 1-13990, filed on April 14, 1998; and

           (5) The description of the Registrant's Common Stock and associated preferred share purchase rights contained in the Registrant's Registration Statement on Form 8-A, File No. 0-19408, dated September 29, 1995 and filed on October 2, 1995, as amended by Amendment No. 1 and Amendment No. 2 thereto, File No. 1-13990, dated August 29, 1997 and December 23, 1997, respectively, and filed on September 2, 1997 and December 23, 1997, respectively.

           All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents. Any statement contained herein or in a report or document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

           Not applicable.

Item 5.    Interests of Named Experts and Counsel

           Williams, Mullen, Christian & Dobbins, counsel to the Registrant, has rendered its opinion that the shares of Common Stock which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. Theodore L. Chandler, Jr., a principal in Williams, Mullen, Christian & Dobbins, is a director of the Company and beneficially owned an aggregate of 10,028 shares of Common Stock as of May 21, 1998. Other attorneys employed by the firm beneficially owned an aggregate of 21,182 shares of the Registrant's Common Stock as of May 21, 1998.

Item 6.    Indemnification of Directors and Officers

           Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

           The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 7.    Exemption from Registration Claimed

           Not applicable.

Item 8.    Exhibits

           The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1 Articles of Incorporation, incorporated by reference to Exhibit 3A of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

4.2        Articles  of  Amendment  of  the  Articles  of  Incorporation  of the
           Registrant,   incorporated   by  reference  to  Exhibit  4.2  of  the
           Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

4.3 Bylaws, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

4.4 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

4.5 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

4.6        Form of  Common  Stock  Certificate,  incorporated  by  reference  to
           Exhibit 4.6 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

4.7 LandAmerica Financial Group, Inc. 1991 Stock Incentive Plan, as amended May 16, 1995, May 21, 1996, November 1, 1996 and June 16, 1998.

5          Opinion of Williams, Mullen, Christian & Dobbins.

23.1       Consent of Williams, Mullen, Christian & Dobbins (included in Exhibit
           5).

23.2       Consent of Ernst & Young LLP.

24         Powers of Attorney (included with signature page).

Item 9.    Undertakings

           The undersigned Registrant hereby undertakes:

           (1)    To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, LandAmerica Financial Group, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 14th day of July, 1998.


                                   LANDAMERICA FINANCIAL GROUP, INC.



                                   By:   /s/ Charles H. Foster, Jr.
                                         ------------------------------------
                                         Charles H. Foster, Jr.
                                         Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Russell W. Jordan, III and John
M. Carter, each of whom may act individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this registration statement and any and all other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                     Signature                                      Title                                  Date
                     ---------                                      -----                                  ----


           /s/ Charles H. Foster, Jr.                   Chairman and Chief Executive                   July 14, 1998
------------------------------------------------            Officer and Director
             Charles H. Foster, Jr.                     (Principal Executive Officer)



              /s/ Herbert Wender                           Vice-Chairman and Chief                     July 14, 1998
------------------------------------------------              Operating Officer
                 Herbert Wender                                 and Director



               /s/ Janet A. Alpert                         President and Director                      July 14, 1998
------------------------------------------------
                Janet A. Alpert


                     Signature                                      Title                                  Date
                     ---------                                      -----                                  ----


            /s/ Jeffrey A. Tischler                     Executive Vice President and                   July 14, 1998
------------------------------------------------           Chief Financial Officer
              Jeffrey A. Tischler                      (Principal Financial Officer)



            /s/ John R. Blanchard                     Senior Vice President - Corporate                July 14, 1998
------------------------------------------------                 Controller
               John R. Blanchard                       (Principal Accounting Officer)



           /s/ Theodore L. Chandler, Jr.                          Director                            July 14, 1998
------------------------------------------------
           Theodore L. Chandler, Jr.



              /s/ Michael Dinkins                                 Director                             July 14, 1998
------------------------------------------------
                Michael Dinkins



                 /s/ James Ermer                                  Director                             July 14, 1998
------------------------------------------------
                  James Ermer



              /s/ John P. McCann                                  Director                             July 14, 1998
------------------------------------------------
                 John P. McCann



               /s/ John Garnett Nelson                            Director                             July 14, 1998
------------------------------------------------
              John Garnett Nelson



              /s/ Robert F. Norfleet, Jr.                         Director                             July 14, 1998
------------------------------------------------
            Robert F. Norfleet, Jr.



              /s/ Eugene P. Trani                                 Director                             July 14, 1998
------------------------------------------------
                Eugene P. Trani



              /s/ Marshall B. Wishnack                            Director                             July 14, 1998
------------------------------------------------
              Marshall B. Wishnack



                     Signature                                      Title                                  Date
                     ---------                                      -----                                  ----



               /s/ Robert M. Steinberg                            Director                             July 14, 1998
------------------------------------------------
              Robert M. Steinberg



             /s/ Lowell C. Freiberg                               Director                             July 14, 1998
------------------------------------------------
               Lowell C. Freiberg



               /s/ George E. Bello                                Director                             July 14, 1998
------------------------------------------------
                George E. Bello


                                  EXHIBIT INDEX

                                       TO
                         FORM S-8 REGISTRATION STATEMENT
                                       FOR
           LANDAMERICA FINANCIAL GROUP, INC. 1991 STOCK INCENTIVE PLAN
                             ----------------------




Exhibit
Number                          Description of Exhibit
------                          ----------------------


4.1 Articles of Incorporation, incorporated by reference to Exhibit 3A of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

4.2      Articles  of  Amendment  of  the  Articles  of   Incorporation  of  the
         Registrant, incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

4.3 Bylaws, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

4.4 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

4.5 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

4.6      Form of Common Stock Certificate,  incorporated by reference to Exhibit
         4.6 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

4.7 LandAmerica Financial Group, Inc. 1991 Stock Incentive Plan, as amended May 16, 1995, May 21, 1996 , November 1, 1996 and June 16, 1998.

5        Opinion of Williams, Mullen, Christian & Dobbins.

23.1     Consent of Williams,  Mullen,  Christian & Dobbins (included in Exhibit
         5).

23.2     Consent of Ernst & Young LLP.

24       Powers of Attorney (included with signature page).